BAIRD, KURTZ & DOBSON
                          Certified Public Accountants
                               City Center Square
                          1100 Main Street, Suite 2700
                        Kansas City, Missouri 64105-2112

                            Telephone (816) 221-6300
                                Fax (816)221-6380

                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



American Century World Mutual Funds, Inc.
American Century Tower
4500 Main Street
Kansas City, Missouri 64111


We hereby consent to the use in this Post-Effective Amendment No. 11 to the Registration Statement under the Securities Act of 1933 and Post-Effective Amendment No. 11 to the Registration Statement under the Investment Company Act of 1940, both on Form N-1A, of our report dated December 21, 1994, accompanying and pertaining to the financial statements of American Century-Twentieth Century International Growth Fund and the American Century-Twentieth Century International Discovery Fund (two of the funds comprising American Century World Mutual Funds, Inc.) for the three years ended November 30, 1994 and the period May 9, 1991 (inception) through November 30, 1991 for the American Century-Twentieth Century International Growth Fund and for the period April 1, 1994 (inception) through November 30, 1994 for the American Century-Twentieth Century International Discovery Fund, which are included in such Post-Effective Amendments.


                                                        /s/Baird, Kurtz & Dobson
                                                           BAIRD, KURTZ & DOBSON

Kansas City, Missouri
October 26, 1998